As filed with the Securities and Exchange Commission on February 25, 2002
                                            Registration No. 333-
                                          SECURITIES AND EXCHANGE COMMISSION
                                                Washington, D.C. 20549


                                                       FORM SB-2
                                                REGISTRATION STATEMENT
                                                         Under
                                              The Securities Act of 1933

                                                     MYERCOM, INC.
                     (Name of small business issuer as specified in its charter)

Delaware                               4899                          33-0619264
(State or Jurisdiction of       Primary SIC Code          (IRS Employer
       incorporation or organization)                     Identification No.)

              24351 Pasto Road                                Jehu Hand, CEO
        Dana Point, California 92629                 24351 Pasto Road Suite B
               (949) 489-2400                     Dana Point, California 92629
(Address, including zip code, and
telephone number, including area code                 (949) 489-2400
of Registrant's principal executive offices) (Name, address, including zip code, and telephone
                              number, including area code, of agent for service



         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement.

         If the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule
415 under the Securities Act of 1933, please check the following box:  [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:[ ]




                                            CALCULATION OF REGISTRATION FEE

                                                        -
                                                                          -
                                                                                              -
                                                                                                                   -
                                                            Proposed Maximum     Proposed Maximum
     Title of Each Class of                  Amount to       Offering Price          Aggregate         Amount of
   Securities to be Registered             Be Registered      Per Share(1)        Offering Price   Registration Fee


Common Stock offered by
  Selling Shareholders.................   13,600,000                .10          $    1,360,000      $   340.00

Total..................................   13,600,000                             $    1,360,000      $   340.00 (2)




(1) Estimated solely for purposes of calculating the registration fee. The proposed maximum offering price per share is based upon the expected public offering price of $.10 per share pursuant to Rule 457(a). The common stock is not traded on any market and the Registrant makes no representation hereby as to the price at which its common stock shall trade.
(2)    Paid with initial filing.

       The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION

PROSPECTUS

                                                   MYERCOM, INC.
                                         13,600,000 Shares of Common Stock
                                                 (par value $.001)

      The 13,600,000 shares of common stock, par value $.001 of Myercom, Inc., a Delaware corporation ("Myercom") are offered by the selling stockholders. See "Plan of Distribution." The expenses of the offering, estimated at $8,000, will be paid by Myercom. Myercom will not receive any proceeds from the sale of shares by the selling stockholders.

      There is currently no trading market for the common stock. Myercom has applied for trading of the common stock on the OTC Bulletin Board under the proposed symbol ____. There can be no assurance that the OTC Bulletin Board will accept the common stock for trading nor that there will ever exist a broad trading market for the common stock. The Selling Stockholders will offer their shares for sale either through an established market, such as the OTC Bulletin Board, or in private sales transactions. No person has agreed to underwrite this offering or purchase the shares offered. Myercom cannot predict the price or range of prices at which shares may trade. The sale price will be entirely dependent upon the price at which the shares trade in any public market or the price in privately negotiated transactions. The OTC Bulletin Board is owned by the Nasdaq Stock Market, Inc. but is a separate market from The Nasdaq Stock Market and the securities of Myercom are not eligible for trading on The Nasdaq Stock Market.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PURCHASE OF THESE SECURITIES INVOLVES RISKS.  See "Risk Factors" on page 3.

         Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.















                                 The date of this  prospectus  is February __,
2001.

      No person has been authorized in connection with this offering to give any information or to make any representation other than as contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Myercom. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities covered by this prospectus in any state or other jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such state or jurisdiction. Neither the delivery of this prospectus nor any sales made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of Myercom since the date hereof.

                                                PROSPECTUS SUMMARY

      The following is only a summary of the information, financial statements and the notes included in this prospectus.

Myercom

      Myercom has acquired patent-pending wireless technology and plans to market this technology to the countries of Eastern Europe and the former soviet republics. This technology, known as Virtual Onboard Switching ("VOS") is technology for a routing and switching satellite communications especially suited for broadband (internet) communications. VOS interoperates with international standards for satellite uplink and downlink equipment and various terrestrial internet protocol ("IP") networks.

The Offering

      The offering is being made by the selling stockholders, who are offering all of the shares owned by them.

Securities Offered:..............................       13,600,000 shares of common stock.

Offering Period:.................................       Until [12 months from effective date]

    Risk Factors.................................       The securities offered hereby involve a high degree of risk and immediate substantial dilution and should not be
                                                        purchased by investors who cannot afford the loss of their entire investment.  See "Risk Factors."

Common Stock Outstanding(1) Before Offering:.....       13,600,000(1) shares

Common Stock Outstanding After Offering:.........       13,600,000(1) shares

OTC Electronic Bulletin Board Symbol (proposed)         _____

(1)      Based on shares outstanding as of December 31, 2001.

         The corporate offices of Myercom are located at 24351 Pasto Road, Suite
B, Dana Point, California 92629, and its telephone number is (949) 489-2400.


Risk Factors

         The securities offered hereby are highly speculative and very risky. Before you buy consider the following risk factors and the rest of this prospectus.

                                                   RISK FACTORS

         The shares are a speculative investment and very risky. You should especially consider the following risk factors.

We Are Still in the Research and Development Stage.

         Myercom's activities have been limited to acquisition of its technology license and development of its business plan. We have not received any revenues or income since inception and we don't know if at all, when we will receive revenues. There can be no assurance that Myercom will be able to market the technology, achieve a significant level of sales or attain profitability. Myercom is in need of approximately $710,000 in funding to carry out its business plan for the next 12 months for marketing costs and general and administrative expenses. The terms of any offering have not been determined. As a result of the significant operating expenses related to start up operations, operating results will be adversely affected if significant sales do not materialize, whether due to competition or otherwise. There can be no assurance that Myercom will be able to obtain required funding, nor that it will be able to grow in the future or attain profitability. There can be no assurance that Myercom will be able to implement its business plan in accordance with its internal forecasts or to a level that meets the expectations of investors.

         The patent has not issued on our technology to the VOS technology is the basis of our business. A patent for the technology has been filed for but has not issued and may be denied or may otherwise not be issued. If it is issued, it might be challenged by holders of other patents, as infringing, or others may infringe upon the patent. This could lead to expensive and lengthy litigation, the entire loss of our business or we may need to pay costly license fees.

The NIS Poses Special Business Risks

        We expect our primary business operations to be in the NIS countries. Business operations in the NIS are subject to a high level of risk. In its on-going transition from a centrally-controlled economy under communist rule, the NIS has experienced dramatic political, social and economic upheaval. There is a risk that further reforms necessary to complete this transition will not occur. In August 1998, the economy of the NIS entered a period of even greater economic instability which has continued since that time. There is continued volatility in the debt and equity markets, and hyperinflation may resume. Confidence in the banking sector has yet to be restored, and there continues to be a general lack of liquidity in the economy. In addition, Myercom may be harmed by regulatory, political and legal developments beyond the control of companies operating in the NIS, including:
    o  diplomatic developments,
    o  decisions of international lending organizations,
    o  regional tensions,
    o  currency repatriation restrictions,
    o  foreign exchange fluctuations,
    o an undeveloped system of commercial laws, and a relatively untested judicial system,
            o  an evolving taxation system subject to constant changes which may
be             applied
retroactively and subject to varying interpretations by tax authorities which may not coincide with that of management and can result in assessments of additional taxes, penalties and interest, which can be significant, and
         o  other  legal   developments   and,  in  particular,   the  risks  of
expropriation, nationalization and confiscation of assets and changes in legislation relating to foreign ownership.

         Given the recent economic turmoil in the NIS, there is a risk that financing will not be available on acceptable terms for Myercom. Failure to obtain sufficient capital for our business would force us to curtail or delay implementation of our business plan.

Competition Could Adversely Affect Us.

         The telecommunications industry is highly competitive. In the CIS there are over a hundred telecommunications companies, most of which have substantially greater financial, marketing and other resources than we do. All of these companies are better established than us, and many are affiliated with governmental agencies. Competition will affect our ability to market our technology and services and obtain financing.

We May Not Properly Manage Our Growth.

         If we are successful in obtaining market acceptance, we will be required to manage substantial volume from our customers. To accommodate any such growth and compete effectively, we will be required to attract, integrate, motivate and retain additional highly skilled sales, technical and other employees. We face competition for these people. There can be no assurance that we, our personnel, systems, procedures and controls will be adequate to support our future operations. Any failure to implement and improve our operational, financial and management systems or to attract, integrate, motivate and retain additional employees required by future growth, if any, could have a material and adverse effect on our business and prospects, financial condition and results of operations.

We Depend On Key Personnel.

         We depend upon the continued services of our senior management for our continued success. The loss of our Chief Executive Officer, Jehu Hand, could have a serious negative impact upon our business and operating results. We do not have employment agreements with him, and we have not obtained "key-man" life insurance with respect to him. We expect to hire additional marketing and technical personnel as well, and we may not be able to locate such personnel.

Our Auditors have Rendered a Going Concern Emphasis Opinion on our Financial Statements.

         Our auditors have expressed concern as to our ability to continue as a going concern. If our business is ultimately unsuccessful, the assets on our balance sheet could be worth significantly less than their carrying value and the amount available for distribution to stockholders on liquidation would likely be insignificant.

No cash dividends have or will be paid.

         Myercom has not paid any cash dividends on its capital stock. Myercom anticipates that its future earnings, if any, will be retained for use in the business, or for other corporate purposes, and it is not anticipated that any cash dividends on its common stock will be paid in the foreseeable future. Investors cannot expect to receive any dividends or other periodic income on their investment. See "Dividend Policy" and "Description of Securities."

Penny Stock rules could make it hard to resell your shares.

         Myercom's common stock does not meet the listing requirements for any trading market other than the OTC Bulletin Board. The OTC Bulletin Board may not approve our listing. Consequently, the liquidity of Myercom's securities could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of transactions, reduction in security analysts' and the news media's coverage of Myercom, and lower prices for Myercom's securities than might otherwise be attained.

         In addition, the "penny stock" rules limit trading of securities not traded on NASDAQ or a recognized stock exchange, or securities which do not trade at a price of $5.00 or higher, in that brokers making trades in those securities must make a special suitability determination for purchasers of the security, and obtain the purchaser's consent prior to sale. The application of these rules may make it difficult for purchasers in this offering to resell their shares.

We could issue more shares in the future without your permission.

         Myercom's board of directors has the power, without the consent of the stockholders, to issue additional shares of common stock or preferred stock for such consideration as may be permitted under the Delaware General Corporation Law. Preferred stock may be issued with preferences or rights as to dividends, voting or liquidation which are superior to those of holders of common stock. In view of the large number of authorized but unissued shares of common stock (6,400,000 Shares as of the date of this prospectus) current shareholders
are subject to significant potential dilution (up to 32% if all unissued shares are issued) in their ownership
interest in Myercom.  See "Description of Securities."

Management control discourages takeovers and affects value of our stock price.

         Management owns 9,520,000 shares, or 70% of the outstanding shares. This percentage of control will be unaffected by this offering. Even after the offering is sold management will be able to elect all the board of directors and otherwise control Myercom and its operations, and investors will have little, if any control over Myercom's management. The concentration of control in management will discourage takeover attempts such as tender offers, and the purchase of shares by persons who wish to acquire control of Myercom. Stockholders will likely not be able to benefit from a rise in share prices which usually accompanies hostile takeovers. See "Management."

Management has limited experience and may make lots of mistakes.

         Management has very limited experience in managing business enterprises. Mr. Hand devotes only a portion of his time, and will not receive any compensation for the near future. See "Management." We also will need to locate and hire additional personnel. We may not be able to find such personnel, especially in an expanding economy. or we might not be able to afford to pay market rate salaries or hourly compensation. Management will in all likelihood make mistakes due to inexperience, and this could affect the operating results.

We could change the strategy we outline in this prospectus.

         Although we have no current plan to do so, we may change our strategy for the development and marketing of our licensed technology in the future. Purchasers in this offering cannot be certain that our business plan will be effected as set forth herein.

                                              ADDITIONAL INFORMATION

         Myercom has filed a registration statement under the Securities Act with respect to the securities offered hereby with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. This prospectus, which is a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to Myercom and the securities offered, reference is made to the registration statement, including all exhibits and schedules thereto, which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates during regular business hours. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in its entirety by such reference. Myercom will provide, without charge upon oral or written request of any person, a copy of any information incorporated by reference herein. This request should be directed to Myercom at 24351 Pasto Road, Suite B, Dana Point, California 92629, telephone (949) 489-2400.

         Myercom is required to file reports and other information with the Commission. All of such reports and other information may be inspected and copied at the Commission's public reference facilities described above. The public may obtain information on the operation of the public reference room in Washington ,D.C. by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is http://www.sec.gov. In addition, Myercom intends to make available to its shareholders annual reports, including audited financial statements and such other reports as Myercom may determine.

                                                  DIVIDEND POLICY

         Myercom has not paid any dividends on its common stock. Myercom currently intends to retain any earnings for use in its business, and therefore does not anticipate paying cash dividends in the foreseeable future.

                                           MARKET PRICE OF COMMON STOCK

         Our common stock has never been traded. As of December 31, 2001, there were approximately 120 record holders of common stock.

         There are no warrants or options outstanding and no registration rights have been granted. At the present time 13,600,000 shares outstanding are eligible to be sold under Rule 144, subject to volume limitations (136,000 shares each 90 days) by each individual who is an "affiliate" such as any director or executive officer, or otherwise as defined under Rule 144.

                                                 PLAN OF OPERATION

         We have never received revenues from operations. Until we receive funding from outside sources, such as debt or equity financing, we will continue to have limited operations. We are seeking $.71 million in initial funding to finance the first 12 months of our business plan as follows:

                  Marketing                          $510,000
                  General and Administration         $200,000

         We intend to open a marketing office in either Moscow or St. Petersburg and staff it with five to six people. We estimate that the expenses of opening an office and locating personell will be about $30,000, and thereafter expect that salaries, marketing expenses (such as advertising and travel), and rent will be approximately $40,000 per month. General and administrative costs include salaries, legal and accounting expenses, and office expenses.

         We do not have any agreements or understandings with respect to sources of capital. We have not identified any potential sources. Its likely that we will not be able to raise the entire amount required initially, in which case our development time will be extended until such full amount can be obtained. Even if we are successful in obtaining the required funding, we probably will need to raise additional funds at the end of 12 months.

         Information included in this prospectus includes forward looking statements, which can be identified by the use of forward-looking terminology such as may, will, expect, anticipate, believe, estimate, or continue, or the negative thereof or other variations thereon or comparable terminology. The statements in "Risk Factors" and other statements and disclaimers in this prospectus constitute cautionary statements identifying important factors, including risks and uncertainties, relating to the forward-looking statements that could cause actual results to differ materially from those reflected in the forward-looking statements.

         We are a development stage company as that term is defined in paragraphs 8 and 9 of SFAS No. 7. Our activities to date have been limited to seeking capital; seeking supply contracts and development of a business plan. Our auditors have included an explanatory paragraph in their report on our financial statements, relating to the uncertainty of our business as a going concern, due to our lack of operating history or current revenues, its nature as a start up business, management's limited experience and limited funds. We do not believe that conventional financing, such as bank loans, is available to us due to these factors. Management believes that it will be able to raise the required funds for operations from one or more future offerings, and to be able to effect our business plan. However, Management believes that Myercom's ability to raise significant amounts of financing, including the $.71 million required as set forth above, will be dependent on obtaining an initial contract, and other risks inherent in the business as discussed under the caption "Risk Factors" may affect the outcome of Management's plans.

                                                     BUSINESS

General

         On November 18 2001, Myercom, Inc. formerly known as Marin Technologies, Inc., a publicly reporting corporation formed in April 1994 solely to seek for and make an acquisition, acquired the VOS Technology and changed its name to Myercom, Inc.

The VOS Technology

         The VOS technology consists of a routing and switching scheme which provides an efficient link between satellite uplink and downlink equipment on the one hand, and terrestrial Internet Protocol ("IP") networks. By using Digital Broadcast Satellite (DVB-S) technology Myercom can create an internet backhome with low latency. We believe that the demand for broadband services will continue to grow.

         VOS (Virtual Onboard Switching) consists of an Internet backbone system comprised of a system of one or more satellites that are communicatively coupled to a system of terrestrial nodes. VOS's maximum theoretical network capacity is greater than 1 gigbytes per second (Gbps) per geosynchronous satellite. Each terrestrial VOS node is provided with an uplink and downlink communication path to the satellite system through the facility of a ground station referred to as a teleport. The maximum connectivity per node is 100 megabytes per second (Mbps) uplink and greater than 1 Gbps downlink. Additionally, each node is communicatively coupled to every node in the system such that the nodes are arranged in a mesh configuration. If one node becomes inoperable, traffic to and from the other nodes is not affected. Traffic to the inoperable node may be re-routed through alternate paths if alternate routing is available via the Internet. VOS employs a DVB-S "hub-only" architecture, wherein each node in the satellite network acts as a DVB uplink and as a downlink for all other nodes. This allows for the stacking of multiple carriers onto the same network on the same GEO satellite. Consequently, the total network capacity grows as nodes are added to the network. Furthermore, full network bandwidth is available for use by any point in the network because every node is directly and communicatively connected to every other node in the network. This differs greatly from existing high-capacity networks, which do not make the total network bandwidth available to each and every node.

         The VOS patent application not only covers a DVB-S "hub-only" architecture, but other digital signal applications as well. The fundamental routing of network traffic into and out of VOS is handled through a routing protocol exemplified-by the standard Internet routing protocol, the Border Gateway Protocol ("BGP4"). Virtual on-board switching ("VOS") performs routing and switching to interoperate cohesively with international standards for satellite uplink and downlink equipment and various terrestrial IP networks that employ routing protocols such as BGP4. This approach allows VOS to effectively link between satellite and terrestrial networking infrastructure to allow groups of ISPs to establish and maintain full-mesh connectivity.

         Myercom was assigned the patent rights for VOS; however, the prior owner had licensed the technology for use in the Caribbean and Asia. The Asian licensee, Astrovox Asia, Inc., is affiliated with Myercom and negotiations are underway for Myercom to provide technology support services to Astrovox Asia. However, Myercom has decided to concentrate its initial marketing efforts in the Russian Federation, Ukraine, Kazahkistan, Turkmeister, Kirgyzstan, Gergco, Aberzajian and Tajikistan (the Newly independent states or NIS). Management's decision is based on the fact that the telecom section in the NIS is rapidly growing at this time. However, if opportunities in other markets (excluding Asia and the Caribbean) present themselves we intend to take advantage of them.

Communications Satellites

         Communications satellites constitute an attractive solution in telecommunications as they allow for immediate access to information resources, both regionally and globally. Satellite communications are currently used predominantly for digital circuits for data communications, television transmission, and for those areas with high traffic or where line-of-sight microwave is impractical. Current applications include voice, audio and video entertainment (including direct-to-home (DTH) TV and digital audio broadcasting services (DAB)), image (facsimile), video teleconferencing, interactive video, e-mail, and global Internet. Satellite communication systems avoid the need for terrestrial infrastructure, and shorten the time of establishing communications in rural areas. Satellite systems have important features that fiber optics lacks: mobility (mobile users cannot be connected to the fiber network directly), flexibility (once a terrestrial infrastructure is built, it is extremely expensive to restructure it), and rural and remote connections (it is still not cost-effective to deploy high-capacity fiber networks in areas with low-density traffic and difficult topography). Geostationary satellites compete with expanding terrestrial and fiber-optic networks for point-to-point transmission of domestic, regional, and international telecommunication services. Two most dynamic sectors include broadcasting direct-to-home (DTH) and mobile satellite communications. Market for domestic direct broadcast satellite TV, or high-powered, multi-channel satellite television beamed directly to the home, is expected to increase in the near future. Also, non-geostationary satellites in low- and medium-earth orbits (LEO or MEO) will be increasingly used to provide personal, portable and mobile telephony.

The NIS Market

         The  principal  satellite  system  in  the  NIS  is  Intersputnik,   an
intergovernmental organization which provides access to the geostationary satellites in the Atlantic and Indian Ocean regions. Intersputnik's approval or involvement will therefore be important for the success of our business plan.

         Prior to 1990 satellite systems in the NIS were designed for military, government and public broadcasting, with limited use for international telephone communications. Since 1990 satellite communications have been rapidly developing, however, as of 1998 there were only 80 transponders being used in Russia, compared to about 700 in the United States.

         The demand for satellite services in the NIS is light due to the vast territory involved and the poor condition of the wireline network. The territory spans 11 time zones.

         End users of satellite services include carriers, financial companies, and educational institutions. Since Russia and Ukraine seek admission to the World Trade Organization, they will be subject to the General Agreement of Trade a Services (GATS) which requires that foreign suppliers be given market access. The majority of telecommunications projects in the NIS have been initiated by joint ventures between foreign telecommunications companies and local joint venture partners. Myercom intends to either locate a joint venture partner or contract with distributors in each country.

         Communications systems based on radiocommunications is a rapidly growing sector of Russian industry, and is expected to overtake fixed line networks in terms of number of new subscribers. Other radio-based services such as paging, subscriber radio and TV delivered by satellite, systems for navigation, air and maritime safety, proposed services such as Global Mobile Personal Communications by Satellite (GMPCS) are expected to develop in the Russian telecommunications market. However, satellite transmissions are, in general, more costly than terrestrial wireless. Transmission of data and voice accounts for about 45 percent of the Russian satellite system, while video accounts for about 35 percent. Videoconferencing has not had a wide success because of the high price for this service.Almost all broadcasting companies currently use satellite technology. TV and audio programming distribution accounts for a large percentage of communications' satellite overall traffic. The Direct Broadcasting Satellites (DBS) will be followed by direct to home broadcasting (DTH). DTH penetration is currently slightly more than 2 percent in Russia, but cable penetration is about 15 percent and upgrades are planned in major cities.Satellites are developing to produce a number of new services besides personal communications services and broadcasting services, including high-speed Internet access, distance learning, home-shopping, home-banking, travel arrangements, interaction television advertising, and video-on-demand. Further development of satellite communications services in Russia includes telecommunication services, mobile services, and direct broadcasting. Both fixed satellite services (FSS) that provide international and local satellite communications circuits and leased VSAT network services, and mobile satellite services (MSS) that provide international and local satellite mobile phone, mobile paging, and mobile data services, are expected to be in demand in the Russian market.

Intellectual Property

         Myercom's ability to commercially exploit the VOS technology depends in large part on its ability to obtain the issuance of a patent on its technology, to defend any issued patents, to obtain further patent protection for the technology in the United States and other jurisdictions, and to operate without infringing on the patents and proprietary rights of others both in the United States and abroad. Additionally, it must be able to obtain appropriate licenses to patents or proprietary rights held by third parties if infringement would otherwise occur, both in the United States and in foreign countries.

           Intellectual property rights, including Myercom's patent application, involve complex legal and factual issues. Any conflicts resulting from third party patent applications and granted patents could significantly limit Myercom's ability to obtain meaningful patent protection or to commercialize its technology. If necessary patents currently exist or are issued to other companies that contain competitive or conflicting claims, we may be required to obtain licenses to these patents or to develop or obtain alternative technology. Licensing agreements, if required, may not be available on acceptable terms or at all. If licenses are not obtained, Myercom could be delayed in or prevented from pursuing the development or commercialization of its new cigarette products. Any alternative technology, if feasible, could take several years to develop.

           Litigation which could result in substantial cost may also be necessary to enforce any patents to which Myercom has rights, or to determine the scope, validity and unenforceability of other parties' proprietary rights which may affect its rights. Myercom may also have to participate in interference proceedings declared by the U.S. Patent and Trademark Office to determine the priority of an invention or opposition proceedings in foreign counties or jurisdictions, which could result in substantial costs. There is a risk that its licensed patents would not be held valid by a court or administrative body or that an alleged infringer would not be found to be infringing. The mere uncertainty resulting from the institution and continuation of any technology-related litigation, interference proceedings or oppositions could have a material and adverse effect on Myercom's business, operating results and prospects.

Regulation

         All telecommunications equipment installed in the NIS needs to be certified by the national telecommunications ministries. Operators are required to be licensed, and frequencies must be allocated. The regulatory process in the countries of the NIS is relatively opaque compared to western countries. Regulatory requirements are not always explicit, and the rule of law is not developed. Myercom believes that these risks can be lessened, but not completely eliminated, by alliance with strong local partners. These regulatory issues will exist even if Myercom only licenses its technology to others, since it will affect their licenses.

         The Russian Ministry of Telecommunications has decreed that Russian telecommunications operators must purchase the bulk of their equipment either from domestic manufacturers or from local joint ventures. Currency and finance regulations are complex, and do not conform to western standards. In the event we make any equipment sales, we would be required to obtain a local joint venture partner. We have not located such a partner yet.

Employees; Facilities

         We have no employees other than our officers. We plan to seek for up to five employees for marketing either in Moscow or St. Petersburg. We are currently using office space provided by our president, and intend to locate office space in Moscow or St. Petersburg in the near future. We don't believe we will have great difficulty in locating such facilities.

Competition

         There are over one hundred telecommunications companies operating in the NIS. Many consist of joint ventures with multinational telecommunications companies, all of which have significantly greater financial and marketing resources than Myercom. Myercom cannot compete with these companies except in areas such as the broadband market, where our technology makes more efficient use of satellite resources. Even so, other technologies could be developed that would compete with the VOS technology, and this would impair our ability to compete.

Legal Proceedings.

         Myercom is not a party to any pending legal proceeding.

                                                    MANAGEMENT


Directors and Executive Officers

         The member of the Board of Directors of Myercom serve until the next annual meeting of stockholders, or until his successors have been elected. The officers serve at the pleasure of the Board of Directors. The following are the directors and executive officers of Myercom.

Jehu Hand             45      Chief Executive and Financial Officer and Director

         Jehu Hand has been President, Chief Financial Officer and Secretary of the Company since its inception. Mr. Hand has been engaged in corporate and securities law practice and has been a partner of the law firm of Hand & Hand since 1992. He currently does not actively maintain a law practice, although he is licensed with the California State Bar. He has traveled to Russia many times, but has never conducted business or any renumerative activities there. Hand & Hand incorporated as a law corporation in May 1994. From January 1992 to December 1992 he was the Vice President-Corporate Counsel and Secretary of Biolase Technology, Inc., which designs, manufactures and markets dental lasers and endodontics equipment. He was a director of Biolase from February 1992 to February 1993. From January to October, 1992 Mr. Hand was Of Counsel to the Law Firm of Lewis, D'Amato, Brisbois & Bisgaard. From January 1991 to January 1992 he was a shareholder of McKittrick, Jackson, DeMarco & Peckenpaugh, a law corporation. From January to December 1990 he was a partner of Day, Campbell & Hand, and was an associate of its predecessor law firm from July 1986 to December 1989. From 1984 to June 1986 Mr. Hand was an associate attorney with Schwartz, Kelm, Warren & Rubenstein in Columbus, Ohio. Jehu Hand received a J.D. from New York University School of Law and a B.A. from Brigham Young University. He is a licensed real estate broker and a registered principal (Series 7, 24 and 63) of SoCal Securities, a broker-dealer and member of the National Association of Securities Dealers, Inc. SoCal Securities will not participate in the offering and does not make any market in securities. He is also a director and president of Albion Aviation, Inc.

Executive Compensation

         The following table sets forth the cash compensation of Myercom's executive officers and directors during each of the last three fiscal years. The remuneration described in the table does not include the cost to Myercom of benefits which may be furnished to the named executive officers, including premiums for health insurance and other benefits provided to such individual that are extended in connection with the conduct of Myercom's business. The value of such benefits cannot be precisely determined, but the executive officers named below did not receive such other compensation in the years set forth below.

         Until we obtain funding, officers are devoting most of their time to other employment and are serving without compensation. Upon receipt of at least $710,000 in funding, Mr. Hand will devote 90% of his time to Myercom, and we will hire a full time Chief Financial Officer and a Director of Marketing. Expected annual compensation is $240,000, all or part of which may be accrued and unpaid if cash is not available.

                                            Summary Compensation Table


                       ANNUAL COMPENSATION                                        LONG TERM COMPENSATION

                                                                 -


    Name and                                                   Other Annual          Awards     Payouts         All
    Principal Position      Year     Salary         Bonus      Compensation                                   Other
                                                                              Restricted         Options/ LTIP
                                                                              Stock ($)SARs(#)   Payouts ($)



 Jehu Hand                 2000          $0          0             0              0        0           0          0
 President                 1999           0          0             0              0        0           0
                           1998           0          0             0              0        0           0          0






         The Company, by resolution of its Board of Directors and stockholders, adopted a 1994 Stock Option Plan (the "Plan") on April 20, 1994. The Plan enables the Company to offer an incentive based compensation system to employees, officers and directors and to employees of companies who do business with the Company.

         In the discretion of a committee comprised of non-employee directors (the "Committee"), directors, officers, and key employees of the Company and its subsidiaries or employees of companies with which the Company does business become participants in the Plan upon receiving grants in the form of stock options or restricted stock. A total of 2,000,000 shares are authorized for issuance under the Plan, of which no shares are issuable. The Company does not intend to grant options until such time as a merger or acquisition has been consummated. The Company may increase the number of shares authorized for issuance under the Plan or may make other material modifications to the Plan without shareholder approval. However, no amendment may change the existing rights of any option holder.

         Any shares which are subject to an award but are not used because the terms and conditions of the award are not met, or any shares which are used by participants to pay all or part of the purchase price of any option may again be used for awards under the Plan. However, shares with respect to which a stock appreciation right has been exercised may not again be made subject to an award.

         Stock options may be granted as non-qualified stock options or incentive stock options, but incentive stock options may not be granted at a price less than 100% of the fair market value of the stock as of the date of grant (110% as to any 10% shareholder at the time of grant); non-qualified stock options may not be granted at a price less than 85% of fair market value of the stock as of the date of grant. Restricted stock may not be granted under the Plan in connection with incentive stock options.

         Stock options may be exercised during a period of time fixed by the Committee except that no stock option may be exercised more than ten years after the date of grant or three years after death or disability, whichever is later. In the discretion of the Committee, payment of the purchase price for the shares of stock acquired through the exercise of a stock option may be made in cash, shares of the Company's Common Stock or by delivery or recourse promissory notes or a combination of notes, cash and shares of the Company's common stock or a combination thereof. Incentive stock options may only be issued to directors, officers and employees of the Company.

         Stock options may be granted under the Plan may include the right to acquire an Accelerated Ownership Non-Qualified Stock Option ("AO"). If an option grant contains the AO feature and if a participant pays all or part of the purchase price of the option with shares of the Company's common stock, then upon exercise of the option the participant is granted an AO to purchase, at the fair market value as of the date of the AO grant, the number of shares of common stock the Company equal to the sum of the number of whole shares used by the participant in payment of the purchase price and the number of whole shares, if any, withheld by the Company as payment for withholding taxes. An AO may be exercised between the date of grant and the date of expiration, which will be the same as the date of expiration of the option to which the AO is related.

         Stock appreciation rights and/or restricted stock may be granted in conjunction with, or may be unrelated to stock options. A stock appreciation right entitles a participant to receive a payment, in cash or common stock or a combination thereof, in an amount equal to the excess of the fair market value of the stock at the time of exercise over the fair market value as of the date of grant. Stock appreciation rights may be exercised during a period of time fixed by the Committee not to exceed ten years after the date of grant or three years after death or disability, whichever is later. Restricted stock requires the recipient to continue in service as an officer, director, employee or consultant for a fixed period of time for ownership of the shares to vest. If restricted shares or stock appreciation rights are issued in tandem with options, the restricted stock or stock appreciation right is canceled upon exercise of the option and the option will likewise terminate upon vesting of the restricted shares.

                                              PRINCIPAL SHAREHOLDERS

         The following table sets forth information relating to the beneficial ownership of Company common stock as of the date of this prospectus by (I) each person known by Myercom to be the beneficial owner of more than 5% of the outstanding shares of common stock (ii) each of Myercom's directors and executive officers, and (iii) the Percentage After Offering assumes the sale of all shares offered. Unless otherwise noted below, Myercom believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that any warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised.

                                                                           Percentage               Percentage
    Name and Address                           Common Stock              Before Offering          After Offering

Jehu Hand(1)                                     9,520,000                     70%                      --%
24351 Pasto Road, Suite B
Dana Point, California 92629

Kimberly Peterson                                1,276,360                    9.4%                      --%
18776 Fairfax Lane
Huntington Beach, California 92648

All officers and directors
  as a group (1 person)                          9,520,000                     70%                      --%

(1) Includes 9,520,000 shares held by a family limited partnership which Mr. Hand controls, but does not include 680,000 shares held by an irrevocable trust for the benefit of his children.


                                               SELLING STOCKHOLDERS

    The shares of common stock of Myercom offered by the Selling Stockholders will be offered at market prices, as reflected on the National Association of Securities Dealers Electronic Bulletin Board, or on the NASDAQ Small Cap Market if the Common Stock is then traded on NASDAQ. It is anticipated that registered broker-dealers will be allowed the commissions which are usual and customary in open market transactions. There are no other arrangements or understandings with respect to the distribution of the Common Stock. Except as noted, the Selling Stockholders do not own any Common Stock except as registered hereby and will own no shares after the completion of the offering. The relationship, if any, between Myercom and any Selling Stockholder is set forth below.

                                                         Shares Beneficially                    Percentage
       Name and Address                                         Owned                          Total Shares

Jehu Hand                                                              9,520,000                      70%
24351 Pasto Road, #B
Dana Point, California 92629
(president of Myercom)

Angela Prokopchuk                                                        680,000                      5%
49 6v. Divizii 18-5
Kherson, Ukraine

Joel Hand, Trustee of the
Gulbrit Hammerson Trust                                                  680,000                      5%
UDT 9/3/95
------------
La Jolla, California 92038


                                                        13




Kimberly Peterson                                                      1,276,360                     9.4%
18776 Fairfax Lane
Huntington Beach, California 92648

Societe Financiere du Seujet, S.A.(1)                                    680,000                      5%
14 Quai du Seujet
Geneva, Switzerland CH-1201

Elizabeth Rodelli                                                        680,000                      5%
24901 Dana Point Harbor Drive
Suite 200
Dana Point, California 92629

Lewis V. Sykes                                                             8,500                       *
7266 Rockridge Lane
Huntington Beach, CA 92648

Iwona Alami                                                                  340                       *
25132 Sanoria St.
Laguna Niguel, CA  92677

Gregory D. Wilson                                                            340                       *
747 3rd Street
San Pedro, CA  90731

Ken Graham                                                                   340                       *
13213 Ballestros
Chino, CA  91710

Sayoko Tanaka                                                                340                       *
26572 Briarwood Lane
San Juan Capistrano, CA  92675

Ten Foot Line(2)                                                             340                       *
1002 California St., #A
Huntington Beach, CA  92648

Michael Rovere(2)                                                            340                       *
1002 California St., #A
Huntington Beach, CA  92648

Diane Biagianti(2)                                                           340                       *
1002 California St., #A
Huntington Beach, CA  92648

Connie Ferree                                                                680                       *
2150 N. Tenaya Way
Bldg. 21
No. 1175
L.V., NV  89128

Shaun P. Mackin                                                              340                       *
1786 Harmony Way
Pitsburg, CA  94565

Angela Sykes                                                               8,500                       *
7266 Rockridge Lane
Huntington Beach, CA 92648

Vernon R. Gilbert                                                            340                       *
12131 Martha Ann Dr.
Los Alamitos, CA  90720



                                                        14




Richard B. Dunbar                                                          1,700                       *
15603 Edmore
Detroit, MI  48205

Desiree Royall                                                               340                       *
1408 Posada
Newport Beach, CA 92660

Barbara A. Royall                                                            340                       *
103 Greenfield Ave.
San Rafael, CA  94901

Jody Roberts                                                               8,500                       *
6212 Pickett Avenue
Garden Grove, CA 92845

Jeffery A. Czerwinski                                                      1,020                       *
304 1/2 B. Main St.
Balboa, CA  92624

Doug Sillasen                                                              8,500                       *
401 Memphis Avenue
Huntington Beach, CA 92648

Debra Sillasen                                                             8,500                       *
401 Memphis Avenue
Huntington Beach, CA 92648

Janae Sykes                                                                1,700                       *
(Angela Sykes, Custodian)
7266 Rockridge Lane
Huntington Beach, CA 92648

Craig Kennedy                                                                340                       *
831 Via Casitas
Greenbrae, CA  94904

Marvin Anderson                                                              340                       *
104 N. 26th Ave.
Yakima, WA  98902-2811

Margaret Peschong                                                            340                       *
1425 Pebble Beach Road
Mitchell, SD  57301

Nanette J. Peschong                                                          340                       *
511  S. Main St., No. 2
Mitchell, SD  57301

T.H. Peschong                                                                340                       *
1425 Pebble Beach Road
Mitchell, SD  57301

Kenneth Graham                                                               340                       *
13213 Ballestros
Chino, CA  91710

Denise Graham                                                                340                       *
13213 Ballestros
Chino, CA  91710

Kenneth & Denise Graham                                                      340                       *
13213 Ballestros
Chino, CA  91710

Marie Gunsten                                                                340                       *
(Denise Graham, Custodian)
13213 Ballestros
Chino, CA  91710



                                                        15




Audrey Gunsten                                                               340                       *
(Denise Graham, Custodian)
13213 Ballestros
Chino, CA  91710

Mary K. Roberts                                                              340                       *
18776 Fairfax Lane
Huntington Beach, CA 92648

Mary K. Peterson                                                             340                       *
18776 Fairfax Lane
Huntington Beach, CA 92648

Kimberly Roberts                                                             340                       *
18776 Fairfax Lane
Huntington Beach, CA 92648

Randall Peterson                                                             340                       *
18776 Fairfax Lane
Huntington Beach, CA 92648

Taylor Peterson                                                              340                       *
(Kimberly Peterson, Custodian)
18776 Fairfax Lane
Huntington Beach, CA 92648

Debi K. P. Brandt                                                            340                       *
18776 Fairfax Lane
Huntington Beach, CA 92648

Kevin Brandt                                                                 340                       *
18776 Fairfax Lane
Huntington Beach, CA 92648

Terance Brandt                                                               340                       *
18776 Fairfax Lane
Huntington Beach, CA 92648

Connor Brandt                                                                340                       *
18776 Fairfax Lane
Huntington Beach, CA 92648

Kimber Brandt                                                                340                       *
18776 Fairfax Lane
Huntington Beach, CA 92648

Kenna Brandt                                                                 340                       *
(Debi Brandt, Custodian)
18776 Fairfax Lane
Huntington Beach, CA 92648

Kellyn Brandt                                                                340                       *
(Debi Brandt, Custodian)
18776 Fairfax Lane
Huntington Beach, CA 92648

Kira Brandt                                                                  340                       *
(Debi Brandt, Custodian)
18776 Fairfax Lane
Huntington Beach, CA 92648

Brian James Paterson                                                         340                       *
24351 Pasto Road #B
Dana Point, CA 92629

Teresa Paterson                                                              340                       *
24351 Pasto Road #B
Dana Point, CA 92629



                                                        16




Keirstin Paterson                                                            340                       *
(Brian Paterson, Custodian)
24351 Pasto Road #B
Dana Point, CA 92629

Jacob Paterson                                                               340                       *
(Brian Paterson, Custodian)
24351 Pasto Road #B
Dana Point, CA 92629

Taylor Peterson                                                            1,700                       *
(Kimberly Peterson, Custodian)
18776 Fairfax Lane
Huntington Beach, CA 92648

Richard K. Solosky                                                           340                       *
15871 Caltech Cir.
Westminster, CA  92683

Mary L. Roberts-Solosky                                                      340                       *
15871 Caltech Cir.
Westminster, CA  92683

Scott R. Roberts                                                             340                       *
6212 Pickett Avenue
Garden Grove, CA  92845

Kristen J. Roberts                                                           340                       *
15871 Caltech Cir.
Westminster, CA  92683

James S. Roberts                                                             340                       *
15871 Caltech Cir.
Westminster, CA  92683

Delone H. Peterson                                                           340                       *
8392 Carnegie Avenue
Westminster, CA  92683

Delone Peterson                                                              340                       *
8392 Carnegie Avenue
Westminster, CA  92683

Dee Peterson                                                                 340                       *
8392 Carnegie Avenue
Westminster, CA  92683

Rulon Peterson                                                               340                       *
8392 Carnegie Avenue
Westminster, CA  92683

Brad Peterson                                                                340                       *
8392 Carnegie Avenue
Westminster, CA  92683

Todd Peterson                                                                340                       *
8392 Carnegie Avenue
Westminster, CA  92683

Mark Spragg                                                                  680                       *
14621 Oak Ave.
Irvine, CA  92714

Mark Peterson                                                                340                       *
6447 Evening Star Circle
Huntington Beach, CA  92648

Jolene Peterson                                                              340                       *
6447 Evening Star Circle
Huntington Beach, CA  92648


                                                        17




M.D. Peterson                                                                340                       *
6447 Evening Star Circle
Huntington Beach, CA  92648

J.H. Peterson                                                                340                       *
6447 Evening Star Circle
Huntington Beach, CA  92648

Jolene Hadley                                                                340                       *
6447 Evening Star Circle
Huntington Beach, CA  92648

Roy Harward                                                                  340                       *
3485 Summerhill
Salt Lake City, UT  84121

Brian Cowley                                                                 340                       *
4378 Burgess Drive
Sacramento, CA  95838

Charles Allan Hall                                                           340                       *
2100 S. 336th St., #K-6
Federal Way, WA  98003

Kristen Hall                                                                 340                       *
2100 S. 336th St., #K-6
Federal Way, WA  98003

Janice E. Johnson                                                            680                       *
26002 McNatt Ct.
Lake Forest, CA  92630

Graig G. Johnson                                                             340                       *
26002 McNatt Ct.
Lake Forest, CA  92630

Lunetta J. Peterson                                                          680                       *
91 Fuente
R.S.M., CA  92688

Cliff J. Peterson                                                            340                       *
91 Fuente
R.S.M., CA 92688

Michael E. Bever                                                             680                       *
540 Olden Way Rd.
Toppenish, WA  98948

Marian L. Bever                                                              680                       *
540 Olden Way Rd.
Toppenish, WA  98948

Michael & Marian Bever                                                       680                       *
540 Olden Way Rd.
Toppenish, WA  98948

Ryan Bever                                                                   680                       *
(Michael Bever, Custodian)
540 Olden Way Rd.
Toppenish, WA  98948

Matthew Bever                                                                680                       *
(Michael Bever, Custodian)
540 Olden Way Rd.
Toppenish, WA  98948

Rebekah Bever                                                                680                       *
(Michael Bever, Custodian)
540 Olden Way Rd.
Toppenish, WA  98948


                                                        18




Richard M. Cobabe                                                            340                       *
17 Weeping Wood
Irvine, CA 92714

Christine L. Cobabe                                                          340                       *
17 Weeping Wood
Irvine, CA 92714

Richard L. Cobabe, Jr.                                                       340                       *
(Christine Cobabe, Custodian)
17 Weeping Wood
Irvine, CA 92714

Matthew M. Cobabe                                                            340                       *
(Christine Cobabe, Custodian)
17 Weeping Wood
Irvine, CA 92714

Shayla C. Cobabe                                                             340                       *
(Christine Cobabe, Custodian)
17 Weeping Wood
Irvine, CA 92714

Kenneth J. Cobabe                                                            340                       *
(Christine Cobabe, Custodian)
17 Weeping Wood
Irvine, CA  92714

Richard M. Peterson                                                          340                       *
22001 Oak Grove
Mission Viejo, CA  92692

Patti J. Peterson                                                            340                       *
22001 Oak Grove
Mission Viejo, CA  92692

Paul Thomas                                                                  340                       *
5855 W. 95th #9
Los Angeles, CA  90045

Steven B. Morris                                                             680                       *
417 32nd
Manhattan Beach, CA  9026

Leann Michele Bouzidin                                                       340                       *
6447 Evening Star Circle
Huntington Beach, CA 92648

Henrique Carlos Pinguelo                                                     340                       *
6447 Evening Star Circle
Huntington Beach, CA 92648

R. Christopher Rhody                                                         340                       *
24351 Pasto Road, #B
Dana Point, CA  92629

William P. Hunt                                                              340                       *
24351 Pasto Road, #B
Dana Point, CA  92629

Dana S. Thomsen                                                              680                       *
2000 Westown Pky.
Apt. 7
W. Des Moines, IA  50265

Lori E. Jarvis                                                               340                       *
26 Deerfield
Irvine, CA  92714



                                                        19




Joel E. Hand                                                                 340                       *
3930 Montefrio Court
San Diego, CA 92130

Kristen Hand                                                                 340                       *
3930 Montefrio Court
San Diego, CA 92130

Joel Hand CUST Z.C. Hand                                                     340                       *
3930 Montefrio Court
San Diego, CA 92130

Kellie Hand                                                                  340                       *
2365 South East Regner
Gresham, Oregon 97080


         TOTAL                                                       1,360,000

                            100%
* Less than 1%
This corporation is controlled by Riccardo Mortara.
(2). Ten Foot line is owned by Michael Rovere, who is the husband of Diane Biagianti

                                               PLAN OF DISTRIBUTION

         Myercom has applied to have its shares of common stock registered on the OTC Bulletin Board. Myercom anticipates once the shares are trading on the OTC Bulletin Board or any other market the selling stockholders will sell their shares directly into any market created. The prices the selling stockholders will receive will be determined by the market conditions. Selling stockholders may also sell in private transactions. Myercom cannot predict the price at which shares may be sold or whether the common stock will ever trade on any market. The shares may be sold by the selling stockholders, as the case may be, from time to time, in one or more transactions. Myercom does not intend to enter into any arrangements with any securities dealers concerning solicitation of offers to purchase the shares.

     Commissions and discounts paid in connection with the sale of the shares by the selling stockholders will be determined through negotiations between them and the broker-dealers through or to which the securities are to be sold and may vary, depending on the broker-dealers fee schedule, the size of the transaction and other factors. The separate costs of the selling stockholders will be borne by them. The selling stockholders will, and any broker-broker dealer or agent that participates with the selling stockholders in the sale of the shares by them may be deemed an "underwriter" within the meaning of the Securities Act, and any commissions or discounts received by them and any profits on the resale of shares purchased by them may be deemed to be underwriting commissions under the Securities Act.

     Myercom will bear all costs of the offering in registering the shares but will bear no selling expense cost. The costs of the offering are estimated at $8,000. Myercom will use its best efforts to update the registration statement and maintain its effectiveness for one year.

                                               CERTAIN TRANSACTIONS

         On November 18, 2001, Myercom, Inc., a Delaware corporation formerly known as Marin Technologies, Inc. ("Myercom") acquired certain technology from eSat, Inc., as embodied in a patent application filed with the U.S. Patent Office, via Myercom's president, Mr. Jehu Hand, who acquired this technology from eSat in payment of legal services. Mr. Hand contributed the rights to the technology to Myercom as a contribution to capital; he received no additional consideration or shares for this transfer. Prior to this transfer, Myercom and eSat had no other affiliation or relationship.

         Mr. Hand was also the former president of Astralvox Asia, Inc., which holds the Asian license to the
Vox technology.

         Mr. Hand has advanced certain expenses on behalf of Myercom. Such amounts totalled $3,982 and
$3,074, respectively,  at December 31, 2001 and June 30, 2001.

                                             DESCRIPTION OF SECURITIES

Common Stock

         Myercom's  Certificate  of  Incorporation  authorizes  the  issuance of
20,000,000 shares of common stock, $.001 par value per share, of which 13,600,000 shares were outstanding as of December 31, 2001. Myercom intends to sell additional shares of common stock at this time, but has not entered into any negotiation or agreements with any person. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefor. In the event of a liquidation, dissolution or winding up of Myercom, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the liquidation preference to holders of Preferred Stock. Holders of common stock have no preemptive rights to purchase Myercom's common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock. The shareholders have already approved a reverse or forward stock split as may be also approved by the board of directors, but no such stock split is contemplated.

         Meetings of stockholders may be called by the board of directors, the chairman of the board, the president, or by one or more holders entitled to cast in the aggregate not less than 20% of the votes at the meeting. Holders of a majority of the shares outstanding and entitled to vote at the meeting must be present, in person or by proxy, for a quorum to be present to enable the conduct of business at the meeting.

Preferred Stock

         Myercom's Certificate of Incorporation authorize the issuance of 1,000,000 shares of preferred stock, $.001 par value, of which no shares of Preferred Stock are outstanding.

         Myercom's Board of Directors has authority, without action by the shareholders, to issue all or any portion of the authorized but unissued preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series. Myercom considers it desirable to have preferred stock available to provide increased flexibility in structuring possible future acquisitions and financings and in meeting corporate needs which may arise. If opportunities arise that would make desirable the issuance of preferred stock through either public offering or private placements, the provisions for preferred stock in Myercom's Articles of Incorporation would avoid the possible delay and expense of a shareholder's meeting, except as may be required by law or regulatory authorities. Issuance of the preferred stock could result, however, in a series of securities outstanding that will have certain preferences with respect to dividends and liquidation over the common stock which would result in dilution of the income per share and net book value of the common stock. Issuance of additional common stock pursuant to any conversion right which may be attached to the terms of any series of preferred stock may also result in dilution of the net income per share and the net book value of the common stock. The specific terms of any series of preferred stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of issuance. Therefore, it is not possible at this time to determine in what respect a particular series of preferred stock will be superior to Myercom's common stock or any other series of preferred stock which Myercom may issue. The Board of Directors may issue additional preferred stock in future financings, but has no current plans to do so at this time.

         The issuance of Preferred Stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of Myercom.

         Myercom intends to furnish holders of its common stock annual reports containing audited financial statements and to make public quarterly reports containing unaudited financial information.

Transfer Agent

         The transfer agent for the common stock is Computershare Trust Company, 12039 West Alameda Parkway, Suite Z-2, Lakewood, Colorado 80228, and its telephone number is (303) 986-5400.

                                                   LEGAL MATTERS

         The legality of the Shares offered hereby will be passed upon for Myercom by Hand & Hand, a law corporation, Dana Point, California. The principal of Hand & Hand, Jehu Hand and Myercom's former president, owns 8,160,000 shares of common stock.

                                                      EXPERTS

         The audited financial statements of Myercom, Inc. included in this Prospectus as of June 30, 2001 have been audited by Pritchett, Siler & Hardy, P.C., independent certified public accountants, to the extent and for the periods set forth in their report thereon and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The audited financial statements of Myercom, Inc. included in this Prospectus as of June 30, 2000 have been audited by Thurman, Shaw & Co., LC, independent certified public accountants, to the extent and for the periods set forth in their report thereon and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                                  INDEMNIFICATION

         Myercom has adopted provisions in its articles of incorporation and bylaws that limit the liability of its directors and provide for indemnification of its directors and officers to the full extent permitted under the Delaware General Corporation Law ("DGCL"). Under Myercom's articles of incorporation, and as permitted under the Delaware General Business Act, directors are not liable to Myercom or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors. Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to Myercom or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived as improper personal benefit or liability for the payment of a dividend in violation of Delaware law. Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve Myercom or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or recision.

         At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of Myercom where indemnification will be required or permitted. Myercom is not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Myercom pursuant to the foregoing provisions, or otherwise, Myercom has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by Myercom of expenses incurred or paid by a director, officer or controlling person of Myercom in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Myercom will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

         Myercom, Inc.'s former independent accountant Thurman, Shaw & Co., LC ("Thurman, Shaw") resigned from that capacity on August 6, 2001. The report by Thurman, Shaw on the financial statements of Myercom, Inc. dated January 12, 2001, including balance sheets as of June 30, 2000 and 1999 and the statements of operations, cash flows and statement of stockholders' equity for the years ended June 30, 2000 and 1999 and the period inception (April 20, 1994) to June 30, 2000 did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. During the period covered by the financial statements through the date of resignation of the former accountant, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. On August 6, 2001 Myercom, Inc. engaged Pritchett, Siler & Hardy ("PSH") as its new independent accountants. Prior to the engagement of PSH, Myercom, Inc. did not consult with PSH on the application of accounting principles to any specific transaction nor the type of audit opinion that might be rendered on Myercom, Inc.'s or Myercom, Inc.'s financial statements. Thurman, Shaw was provided by the disclosure set forth above and provided Myercom, Inc. with a letter to the effect that it did not disagree with the above statements as far as they related to Thurman, Shaw. A copy of Thurman Shaw's letter was filed as an exhibit to the Registration Statement.



                                              MYERCOM, INC.

                                             Financial Statements Index




         Independent Auditors' Reports                                                        F-1

         Balance Sheet, June 30, 2001                                                         F-3

         Statement of Operations, years ended June 30,
           2001 and 2000 and April 21, 1994
           (date of inception) to June 30, 2001                                               F-4

         Statement of Changes in Stockholder's Equity, April 21,
           1994 (date of inception) to June 30, 2001                                          F-5

         Statement of Cash Flows, years ended June 30, 2001 and 2000 and
         April 21, 1994 (date of inception) to June 30, 2001                                  F-6

         Notes to Financial Statements                                                        F-7

         Balance Sheet, December 31, 2001 (unaudited)                                        F-10

         Statements of Operations, nine months ended December 31, 2001 and 2000, and April 21, 1994 (date of inception)
           to December 31, 2001 (unaudited)                                                  F-11

         Statement of Cash Flows,  nine months ended  December 31, 2001 and 2000 and April 21, 1994 (date of inception) to
           December 31, 2001 (unaudited)                                                     F-12

         Notes to Interim Financial Statements                                               F-13

                                         INDEPENDENT AUDITORS' REPORT


Board of Directors
MARIN TECHNOLOGIES, INC.
Dana Point, California

We have audited the accompanying balance sheet of Marin Technologies, Inc. [a development stage company] at June 30, 2001 and the related statements of operations, stockholders' equity (deficit) and cash flows for the year ended June 30, 2001 and for the period from inception on April 20, 1994 through June 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Marin Technologies, Inc. as of and for the year ended June 30, 2000 were audited by other auditors whose report, dated January 12, 2001, expressed an unqualified opinion on those statements. The financial statements as of June 30, 2000 reflect an accumulated deficit of $3,250. The other auditors' report has been furnished to us, and our opinion, insofar as it relates to the amounts included for such prior periods, is based solely on the report of the other auditors.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit and the report of the other auditors, the financial statements audited by us present fairly, in all material respects, the financial position of Marin Technologies, Inc. [a development stage company] as of June 30, 2001 and the results of its operations and its cash flows for the year ended June 30, 2001 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming Marin Technologies, Inc. will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has incurred losses since its inception and has not yet been successful in establishing profitable operations. Further, the Company has current liabilities in excess of current assets. These factors raise substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regards to these matters are also described in
Note 5. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.




PRITCHETT, SILER & HARDY, P.C.

October 2, 2001
Salt Lake City, Utah

                                           INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Shareholders
Marin Technologies, Inc.


We have audited the statements of financial position of Marin Technologies, Inc. ( a development stage company) as of June 30, 1999 and 1998, and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended and cumulative for the period April 20, 1994 (date of inception) through June 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Marin Technologies, Inc. (a development stage company) as of June 30, 1999 and 1998, and the results of its operations, changes in stockholders' equity and cash flows for the period April 20, 1994 (date of inception) through June 30, 1999, in conformity with generally accepted accounting principles.



THURMAN, SHAW & CO., L.C.
Bountiful, Utah
January 12, 2001



                            MARIN TECHNOLOGIES, INC.
                          [A Development Stage Company]

                                  BALANCE SHEET



                                     ASSETS


                                                                                                      June 30,
                                                                                                        2001
                                                                                                        -----------
CURRENT ASSETS:                                                                                  $                -
                                                                                                        -----------
               Total Current Assets                                                                               -
                                                                                                        -----------
                                                                                                 $                -
                                                                                                      -------------


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)


CURRENT LIABILITIES:
     Accounts payable                                                                            $              108
     Accounts payable - related party                                                                         3,074
                                                                                                        -----------
               Total Current Liabilities                                                                      3,182
                                                                                                        -----------

STOCKHOLDERS' EQUITY (DEFICIT):
     Preferred stock, $.001 par value, 1,000,000 shares
       authorized, no shares issued and outstanding                                                               -
     Common stock, $.001 par value, 20,000,000 shares
       authorized, 1,000,000 shares issued and outstanding                                                    1,000
     Capital in excess of par value                                                                              15
     Deficit accumulated during the development stage                                                        (4,197)
                                                                                                        -----------
               Total Stockholders' Equity (Deficit)                                                          (3,182)
                                                                                                        -----------
                                                                                                 $                -
                                                                                                      -------------










                        The accompanying notes are an integral part of this financial statement.
                                        F-3


                            MARIN TECHNOLOGIES, INC.
                          [A Development Stage Company]


                            STATEMENTS OF OPERATIONS



                                                                              For the                From Inception
                                                                             Year ended               on April 20,
                                                                              June 30,                1994 Through
                                                                     __________________________         June 30,
                                                                       2001             2000              2001
                                                                     ------------      -----------       ----------

REVENUE                                                          $              -   $            -   $            -

EXPENSES:
     General and Administrative                                               947            1,134            4,197
                                                                     ------------      -----------       ----------
LOSS BEFORE INCOME TAXES                                                     (947)          (1,134)          (4,197)

CURRENT TAX EXPENSE                                                             -                -                -

DEFERRED TAX EXPENSE                                                            -                -                -
                                                                     ------------      -----------       ----------

NET LOSS                                                     $   (947)          $   (1,134)      $   (4,197)
                                                                     ------------      -----------       ----------

LOSS PER COMMON SHARE                                            $         (.00)    $        (.00)   $       (.00)
                                                                     ------------      -----------       ----------





















                      The accompanying notes are an integral part of these financial statements.


                            MARIN TECHNOLOGIES, INC.
                          [A Development Stage Company]

                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                  FROM THE DATE OF INCEPTION ON APRIL 20, 1994

                              THROUGH JUNE 30, 2001

                                                                                                             Deficit
                                                                                                           Accumulated
                                         Preferred Stock               Common Stock          Capital in    During the
                                       ______________________       ______________________    Excess of    Development
                                      Shares        Amount         Shares        Amount       Par Value       Stage
                                     ----------    ----------    -----------    ----------     ----------    ----------
BALANCE, April 20, 1994                       -  $          -              -  $          -   $          -  $          -

Issuance of 1,000,000
  shares of common stock
  for cash of $1,015, or $.001
  per share, April 20, 1994                   -             -      1,000,000         1,000             15             -

Net loss for the period
 ended June 30, 1994                          -             -              -             -              -           (42)
                                     ----------    ----------    -----------    ----------     ----------    ----------
BALANCE, June 30, 1994                        -             -      1,000,000         1,000             15           (42)

Net loss for the year ended
  June 30, 1995                               -             -              -             -              -          (338)
                                     ----------    ----------    -----------    ----------     ----------    ----------
BALANCE, June 30, 1995                        -             -      1,000,000         1,000             15          (380)

Net loss for the year ended
  June 30, 1996                               -             -              -             -              -          (320)
                                     ----------    ----------    -----------    ----------     ----------    ----------
BALANCE, June 30, 1996                        -             -      1,000,000         1,000             15          (700)

Net loss for the year ended
  June 30, 1997                               -             -              -             -              -          (314)
                                     ----------    ----------    -----------    ----------     ----------    ----------
BALANCE, June 30, 1997                        -             -      1,000,000         1,000             15        (1,014)

Net loss for the year ended
  June 30, 1998                               -             -              -             -              -          (312)
                                     ----------    ----------    -----------    ----------     ----------    ----------
BALANCE, June 30, 1998                        -             -      1,000,000         1,000             15        (1,326)

Net loss for the year ended
  June 30, 1999                               -             -              -             -              -          (790)
                                     ----------    ----------    -----------    ----------     ----------    ----------
BALANCE, June 30, 1999                        -             -      1,000,000         1,000             15        (2,116)

Net loss for the year ended
  June 30, 2000                               -             -              -             -              -        (1,134)
                                     ----------    ----------    -----------    ----------     ----------    ----------
BALANCE, June 30, 2000                        -             -      1,000,000         1,000             15        (3,250)

Net loss for the year ended
  June 30, 2001                               -             -              -             -              -          (947)
                                     ----------    ----------    -----------    ----------     ----------    ----------
BALANCE, June 30, 2001                        -  $          -      1,000,000  $      1,000   $         15  $     (4,197)
                                      ---------     ---------     ----------     ---------      ---------     ---------



                       The accompanying notes are an integral part of this financial statement.



                            MARIN TECHNOLOGIES, INC.
                          [A Development Stage Company]

                            STATEMENTS OF CASH FLOWS

                                                                               For the               From Inception
                                                                             Year ended               on April 20,
                                                                              June 30,                1994 Through
                                                                     __________________________         June 30,
                                                                       2001             2000              2001
                                                                     ------------      -----------       ----------
Cash Flows Provided by Operating Activities:
   Net loss                                                      $           (947)  $       (1,134)  $       (4,197)
   Adjustments to reconcile net loss to net cash used by
     operating activities:
     Amortization                                                               -                -            1,015
     Changes is assets and liabilities:
        Increase in accounts payable                                            -                -              108
        Increase in accounts payable - related party                          947            1,134            3,074
                                                                     ------------      -----------       ----------
                Net Cash Provided (Used) by Operating
                  Activities                                                    -                -                -
                                                                     ------------      -----------       ----------
Cash Flows Provided by Investing Activities:
   Organizational costs                                                         -                -           (1,015)
                                                                     ------------      -----------       ----------
                Net Cash Provided (Used) by Investing
                  Activities                                                    -                -           (1,015)
                                                                     ------------      -----------       ----------
Cash Flows Provided by Financing Activities:
   Proceeds from sale of common stock                                           -                -            1,015
                                                                     ------------      -----------       ----------
                Net Cash Provided by Financing Activities                       -                -            1,015
                                                                     ------------      -----------       ----------
Net Increase (Decrease) in Cash                                                 -                -                -

Cash at Beginning of Period                                                     -                -                -
                                                                     ------------      -----------       ----------
Cash at End of Period                                            $              -   $            -   $            -
                                                                     ------------      -----------       ----------

Supplemental Disclosures of Cash Flow Information:

   Cash paid during the period for:
     Interest                                                    $              -   $            -   $            -
     Income taxes                                                $              -   $            -   $            -

Supplemental Schedule of Noncash Investing and Financing Activities:

     For the year ended June 30, 2001:
         None

     For the year ended June 30, 2000:
         None





                      The accompanying notes are an integral part of these financial statements.

                            MARIN TECHNOLOGIES, INC.
                          [A Development Stage Company]

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization - Marin Technologies, Inc. ("the Company") was organized under the laws of the State of Delaware on April 20, 1994 for the purpose of seeking out business opportunities, including acquisitions. The Company is considered a development stage company as defined in Statement of Financial Accounting Standards ("SFAS") No. 7. The Company will be very dependent on the skills, talents and abilities of management to successfully implement its business plan. Due to the Company's lack of capital, it is likely that the Company will not be able to compete with larger and more experienced entities for business opportunities which are lower risk and are more attractive for such entities. Business opportunities in which the Company may participate will likely be highly risky and speculative. Since inception, the Company's activities have been limited to organizational matters. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

     Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

     Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per
     Share".  [See Note 6]

     Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

     Recently Enacted Accounting Standards - Statement of Financial Accounting Standards ("SFAS") No. 140, "Accounting
     for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities - a replacement of FASB
     Statement No. 125", SFAS No. 141, "Business Combinations", SFAS No. 142, "Goodwill and Other Intangible Assets",
     and SFAS No. 143, "Accounting for Asset Retirement Obligations", were recently issued. SFAS No. 140, 141, 142 and 143 have no current applicability to the Company or their effect on the financial statements would not have been significant.


NOTE 2 - CAPITAL STOCK

     Preferred Stock - The Company has authorized 1,000,000 shares of preferred stock, $.001 par value, with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors. No shares are issued and outstanding at June 30, 2001.

                            MARIN TECHNOLOGIES, INC.
                          [A Development Stage Company]

                          NOTES TO FINANCIAL STATEMENTS


NOTE 2 - CAPITAL STOCK [Continued]

     Common Stock - The Company has authorized 20,000,000 shares of common stock with a par value of $.001. On April 20, 1994, in connection with its organization, the Company issued 1,000,000 shares of its previously authorized, but unissued common stock. The shares were issued for cash of $1,015 (or $.001 per share).

     1994 Stock Option Plan - On April 20, 1994, the Company adopted the 1994 Stock Option Plan. The plan provides for the granting of awards of up to 2,000,000 shares of common stock to officers, directors, employees, advisors, and employees of other companies that do business with the Company as non-qualified and qualified stock options. The Stock Option Committee of the Board of Directors determines the option price, which cannot be less than the fair market value at the date of the grant or 110% of the fair market value if the recipient of the grant holds 10% or more of the Company's common stock. The price per share of shares subject to a Non-Qualified option cannot be less than 85% of the fair market value. Options granted under the plan will typically expire ten years from the date of the grant (five years if the recipient of the grant holds 10% or more of the Company's common stock on the date of the grant) or three months after termination of employment. As of June 30, 2001, no options have been granted.

NOTE 3 - INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". SFAS 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards.

     The Company has available at June 30, 2001, unused operating loss carryforwards of approximately $4,200 which may be applied against future taxable income and which expire in various years through 2021. The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards the Company has established a valuation allowance equal to the tax effect of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The net deferred tax assets are approximately $1,450 and $1,100 as of June 30, 2001 and 2000, respectively, with an offsetting valuation allowance at each year end of the same amount resulting in a change in the valuation allowance of approximately $350 during the year ended June 30, 2001.

NOTE 4 - RELATED PARTY TRANSACTIONS

     Management Compensation - For the years ended June 30, 2001 and 2000, the Company did not pay any compensation to any officer or director of the Company.

     Office Space - The Company has not had a need to rent office space. An officer/shareholder of the Company is allowing the Company to use his offices as a mailing address, as needed, at no expense to the Company.

                            MARIN TECHNOLOGIES, INC.
                          [A Development Stage Company]

                          NOTES TO FINANCIAL STATEMENTS

NOTE 4 - RELATED PARTY TRANSACTIONS [Continued]

     Accounts Payable - Related Party - During the years ended June 30, 2001 and 2000, an officer/shareholder of the Company directly paid expenses totaling $947 and $1,134 on behalf of the Company. At June 30, 2001, the Company owed the shareholder $3,074. No interest is being accrued on the payable.

NOTE 5 - GOING CONCERN

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has incurred losses since its inception and has not yet been successful in establishing profitable operations. Further, the Company has current liabilities in excess of current assets. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of its common stock or through a possible business combination with another company. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 6 - LOSS PER SHARE

     The following data shows the amounts used in computing loss per share:

                                                                               For the               From Inception
                                                                             Year ended               on April 20,
                                                                              June 30,                1994 Through
                                                                         _________________________      June 30,
                                                                       2001               2000            2001
                                                                     ------------      -----------       ----------

         Loss from continuing operations available to
         common shareholders (numerator)                         $          (947)   $       (1,134)  $       (4,197)
                                                                     ------------      -----------       ----------
         Weighted average number of common shares
         outstanding used in loss per share for the period
         (denominator)                                                  1,000,000        1,000,000        1,000,000
                                                                     ------------      -----------       ----------

     Dilutive loss per share was not presented, as the Company had no common stock equivalent shares for all periods presented that would affect the computation of diluted loss per share.


                                  MYERCOM, INC.
                      (A Company in the Development Stage)

                                 BALANCE SHEETS
                                   (unaudited)


                                     ASSETS

                                                                                            June 30,        December 31,
                                                                                              2001              2001


              Patent Rights                                                                        --            15,000

              TOTAL ASSETS                                                                  $                    15,000



                      LIABILITIES AND STOCKHOLDERS' EQUITY



CURRENT LIABILITIES
              Accounts payable                                                              $     108         $     150
              Accounts payable - related party                                                  3,074             3,982


              TOTAL LIABILITIES                                                             $   3,182         $   4,132

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred Stock, $.001 par value; 1,000,000 shares authorized; no shares issued and outstanding

Common Stock, $.001 par value; 20,000,000 shares
  authorized; 13,600,000 shares issued and outstanding                                         13,600            13,600

Capital in excess of par value                                                               (12,585)             2,415

Deficit accumulated during the development stage                                              (4,197)           (5,147)


              TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                            (3,182)            10,868



TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                                                  $      --            15,000




















                                The  accompanying  notes are an integral part of
the financial statements.



                                  MYERCOM, INC.
                      (A Company in the Development Stage)

                            STATEMENTS OF OPERATIONS
                                   (unaudited)


                                                                                                                       CUMULATIVE
                                                    FOR THE SIX                         FOR THE THREE                FROM INCEPTION
                                                   MONTHS ENDED                         MONTHS ENDED                (April 20, 1994)
                                                   December 31,                         December 31,                       TO
                                              2001             2000               2001                 2000        December 31, 2001





REVENUES                                $           --    $           --    $             --      $          --       $           --



OPERATING EXPENSES

  General and Administrative                       950                --                 950                 --                5,147


TOTAL OPERATING EXPENSES                           950                --                 950                 --                5,147


NET (LOSS)                              $        (950)    $           --    $          (950)      $          --       $      (5,147)

NET (LOSS) PER SHARE                    $        (Nil)    $           --    $          (Nil)      $          --       $        (Nil)




WEIGHTED AVERAGE NUMBER
 OF SHARES OUTSTANDING                      13,600,000        13,600,000          13,600,000         13,600,000           13,600,000




































                 See accompanying Notes to Financial Statements.



                                               MYERCOM, INC.
                                   (A Company in the Development Stage)

                            STATEMENTS OF CASH FLOWS
                                   (unaudited)
                                                                                                                       CUMULATIVE
                                                    FOR THE SIX                         FOR THE THREE                FROM INCEPTION
                                                   MONTHS ENDED                         MONTHS ENDED                (April 20, 1994)
                                                   December 31,                         December 31,                       TO
                                              2001             2000               2001                 2000        December 31, 2001



CASH FLOWS FROM OPERATING
ACTIVITIES

  Net (Loss)                            $        (950)    $           --    $          (950)      $          --       $      (5,147)

  Add item not requiring the
   use of cash - amortization                       --                --                  --                 --                1,015

  Increase (decrease) in accounts
   payable                                         950                --                 950                 --                4,132



  Net cash flows from operating
   activities                                       --                --                  --                 --                   --

CASH FLOWS FROM INVESTING ACTIVITIES
  Organizational Costs                              --                --                  --                 --              (1,015)


                                                    --                --                  --                 --                   --
CASH FLOWS FROM FINANCING
  ACTIVITIES
   Sale of Common Stock                             --                --                  --                 --                1,015


  Net Cash flows from financing
   activities                                       --                --                  --                 --                1,015

NET INCREASE (DECREASE) IN CASH                     --                --                  --                 --                   --

CASH BALANCE AT BEGINNING                           --                --                  --                 --                   --
  OF PERIOD



CASH BALANCE AT END OF
  PERIOD                                $           --    $           --    $             --      $          --       $           --
























                 See accompanying Notes to Financial Statements.

                                                   MYERCOM, INC.
                                       (A Company in the Development Stage)

                                      NOTES TO CONDENSED FINANCIAL STATEMENTS
                                                    (UNAUDITED)
                                                 December 31, 2001


1.       Comments

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

     The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position as of December 31, 2001 and the results of operations and cash flows for the three and six months ended December 31, 2001 and 2000 and for the periods then ended have been made.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the company's June 30, 2001 audited financial statements. The results of operations for the three and six months ended December 31, 2001 and 2000 are not necessarily indicative of the results of operations to be expected for the full fiscal year.


NOTE 2 - RELATED PARTY TRANSACTIONS

     Accounts Payable - Related Party - For the three and six months ended December 31, 2001, an officer/shareholder of the Company paid $800 and $908, respectively, in expenditures on behalf of the Company. The Company owes a total of $3,982 to the officer/shareholder for expenses paid on behalf of the company since inception.

NOTE 3 - GOING CONCERN

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has incurred losses since its inception and has not yet been successful in establishing profitable operations. Further, the Company has current liabilities in excess of current assets. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of its common stock or through a possible business combination with another company. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


NOTE 4 - NEW BUSINESS STRATEGY; NAME CHANGE; STOCK SPLIT

     On November 18, 2001, the Company's Board of Directors resolved to change the name of the Company to Myercom, Inc. to reflect the contribution to capital of rights by the Company's principal stockholder to a patent application relating to certain technology known as VOS. At the same time the Company effected a stock split of 13.6 shares for every 1 share outstanding, resulting in 13,600,000 shares outstanding. All share amounts have been restated. The patent rights were valued at a nominal amount of $15,000, although the principal stockholder (who is also the sole officer and director) acquired them at a significantly higher price.

     Myercom was assigned the patent rights for VOS; however, the prior owner had licensed the technology for use in the Caribbean and Asia. The Asian licensee, Astral Vox Asia, Inc., is affiliated with Myercom in that the officer and director of Myercom is also a stockholder of Astralvox Asia, and negotiations are underway for Myercom to provide technology support services to Astralvox Asia. However, Myercom has decided to concentrate its initial marketing efforts in the Russian Federation, Ukraine, Kazahkstan, Turkmenistan, Kirgyzstan, Georgia, Azerbajian, Uzbekistan and Tajikistan (the Newly independent states or NIS). Management's decision is based on the fact that the telecom section in the NIS is rapidly growing at this time. However, if opportunities in other markets (excluding Asia and the Caribbean) present themselves we intend to take advantage of them.

     No dealer, salesman or other person is authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by Myercom. This Prospectus does not constitute an offer to sell or a solicitation to an offer to buy the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.




                   TABLE OF CONTENTS
                                                 Page

Prospectus Summary..........................       2
Risk Factors................................       3
Additional Information......................       6
Dividend Policy.............................       7
Market Price of Common Stock................       7
Plan of Operation...........................       7
Business....................................       9
Management..................................      14
Principal Shareholders......................      16
Selling Stockholders........................      16
Plan of Distribution........................      23
Certain Transactions........................      24
Description of Securities...................      24
Legal Matters...............................      25
Experts.....................................      25
Changes in And Disagreements with
  Accountants...............................      26
Financial Statements........................     F-1






                     MYERCOM, INC.





                   13,600,000 SHARES






                      PROSPECTUS







                  February  __, 2002

                                                 MYERCOM, INC.
                                                    PART II


Item 24.    Indemnification of Directors and Officers.

            Myercom has adopted provisions in its articles of incorporation and bylaws that limit the liability of its directors and provide for indemnification of its directors and officers to the full extent permitted under the Delaware General Corporation Law. Under Myercom's articles of incorporation, and as permitted under the Delaware General Corporation Law, directors are not liable to Myercom or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors. Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to Myercom or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived as improper personal benefit or liability for the payment of a dividend in violation of Delaware law. Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve Myercom or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or recision.

            At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of Myercom where indemnification will be required or permitted. Myercom is not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

Item 25.       Other Expenses of Issuance and Distribution.

               Filing fee under the Securities Act of 1933             $          340.00
               Printing and engraving(1)                               $          300.00
               Legal Fees                                              $             -0-
               Blue Sky Fees                                           $        1,200.00
               Auditing Fees(1)                                        $        5,000.00
               NASD Filing Fees                                        $          500.00
               Miscellaneous(1)                                        $          660.00

               TOTAL                                                   $        8,000.00



(1)      Estimates

Item 26.          Recent Sales of Unregistered Securities.

         None.


Item 27.    Exhibits and Financial Schedules



3.          Certificate of Incorporation and Bylaws

            3.1.      Articles of Incorporation(1)

            3.2       Articles of Amendment(2)
            3.3       Bylaws(1)

5.      Opinion of Hand & Hand as to legality of securities being registered.(2)

Material Contracts

            10.1 Stock Option Plan.(1)

16.1        Letter from Thurman, Shaw & Co., LC.(1)

21.         Subsidiaries of the small business issuer-None.

23.         Consents of Experts and Counsel

            23.1      Consent of Pritchett, Siler & Hardy(2)
                      23.2   Consent of Thurman, Shaw & Co., LC(1)
                      23.3   Consent of Hand & Hand included in Exhibit 5 hereto

27.         Financial Data Schedule(1)

          All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing.
          (b) Financial Statement Schedules

          All schedules are omitted because they are not applicable or because the required information is included in the financial statements or notes thereto.

(1)   Filed with original filing.
(2)   Filed herewith.

Item 28.          Undertakings.

          (a)     The undersigned small business issuer hereby undertakes:

                  (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (I) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii)
Reflect in the prospectus any facts or events which, individually or together represent a fundamental change in the information in the registration statement;

                           (iii)

          Include any material or changed information the plan of distribution.

                  (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities as at that time to be the initial bona fide offering thereof.

                  (3)  File  a  post   effective   amendment   to  remove   from
registration any of the securities that remain unsold at the end of the offering.

          (d) To provide to the underwriter at the Closing specified in the underwriting agreement certificates in such denominations and registered in such names as may be required by the underwriter to permit prompt delivery to each purchaser.

          (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the ?Act?) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (f) The undersigned small business issuer hereby undertakes that it will:

                  (1) For purposes of determining any liability under the Securities Act that the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time the Commission declared it effective.

                  (2) For the purpose of determining any liability under the Securities Act, that each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                                  SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it meets all the requirements for filing on Form SB-2 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dana Point, State of California on February 21, 2002.

                                                     MYERCOM, INC.



                                                      By:  /s/ Jehu Hand
                                                           Jehu Hand
                                                           President

         In accordance with the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities indicated on February 21, 2002.


By:     /s/ Jehu Hand              President, Chief Financial Officer and
        Jehu Hand                   Director (principal executive, accounting
and
                               financial officer)

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